Exhibit 99.1

Exhibit A

AGREEMENT OF JOINT FILING

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby confirm the agreement by and between them to the joint filing on behalf of them of a Statement on Schedule 13D and any and all amendments thereto, with respect to the above referenced securities and that this agreement be included as an Exhibit to such filing. This agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this agreement as of this 29th day of May 2014.

ALI YK INVESTMENT HOLDING LIMITED

By:	/s/ Timothy A. Steinert
Name: Timothy A. Steinert
Title: Director

ALIBABA INVESTMENT LIMITED

By:	/s/ Timothy A. Steinert
Name: Timothy A. Steinert
Title: Director

ALIBABA GROUP HOLDING LIMITED

By:	/s/ Timothy A. Steinert
Name: Timothy A. Steinert
Title: Authorized Signatory

YF VENUS LTD

By:	/s/ Huang Xin
Name: Huang Xin
Title: Director

YUNFENG FUND II, L.P.

By:	YUNFENG INVESTMENT II, L.P.,
its general partner

By:	YUNFENG INVESTMENT GP II, LTD.,
its general partner

By:	/s/ Yu Feng
Name: Yu Feng
Title: Director

YUNFENG INVESTMENT II, L.P.

By:	YUNFENG INVESTMENT GP II, LTD.,
its general partner

By:	/s/ Yu Feng
Name: Yu Feng
Title: Director

YUNFENG INVESTMENT GP II, LTD.

By:	/s/ Yu Feng
Name: Yu Feng
Title: Director

YU FENG

/s/ Yu Feng